UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2020

SPIRIT AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35186	38-1747023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Executive Way Miramar, Florida	33025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 447-7920

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SAVE	New York Stock Exchange
Series A Preferred Stock Purchase Rights	SAVE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On July 22, 2020, Spirit Airlines, Inc. (the “Company”) entered into an equity distribution agreement (the “Agreement”) with Morgan Stanley & Co. LLC, as distribution agent (the “Distribution Agent”), relating to the issuance and sale from time to time by the Company (the “ATM Program”), through the Distribution Agent, of up to 9,000,000 shares of the Company’s common stock, par value $0.0001, per share (the “Shares”). Sales of the Shares, if any, under the Agreement will be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), as agreed with the Distribution Agent. The Distribution Agent is not required to sell any specific number or dollar amount of Shares, but the Company has agreed that, in the event less than 4,000,000 Shares have been sold pursuant to the Agreement at the time of termination of such Agreement in accordance with its terms, the Company will reimburse the Distribution Agent for certain fees and expenses.

The Agreement includes customary representations, warranties and covenants by the Company and customary obligations of the parties and termination provisions. The Company has agreed to indemnify the Distribution Agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Distribution Agent may be required to make with respect to any of those liabilities. The Company will pay the Distribution Agent for sales of our common stock a commission of up to 3.0% of the gross sales price per Share sold through the Distribution Agent.

The Shares to be sold under the Agreement, if any, will be issued and sold pursuant to the prospectus forming a part of the Company’s shelf registration statement on Form S-3 (File No. 333-223127), which became effective upon filing by the Company with the Securities and Exchange Commission (the “SEC”) on February 21, 2018 and a prospectus supplement dated July 22, 2020 related thereto. The Company plans to use the net proceeds from any sales pursuant to the Agreement for general corporate purposes.

The offering of common stock pursuant to the Agreement will terminate upon the earliest of (i) the issuance and sale of all common stock subject to the Agreement, (ii) February 21, 2021, or (iii) the termination of the Agreement by the Company or by the Distribution Agent.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference. In connection with the ATM Program, Debevoise & Plimpton LLP provided the Company with the legal opinion attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated as of July 22, 2020, between the Company and Morgan Stanley & Co. LLC.

5.1	Opinion of Debevoise & Plimpton LLP.

23.1	Consent of Debevoise & Plimpton LLP (contained in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AIRLINES, INC.

Date: July 22, 2020	By:	/s/ Thomas Canfield
	Name:	Thomas Canfield
	Title:	Senior Vice President and General Counsel